As filed with the Securities and Exchange Commission on March 7, 2022

Registration No. 333-199957

Registration No. 333-239158

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3 REGISTRATION STATEMENT (REG. NO. 333-199957)

FORM S-3 REGISTRATION STATEMENT (REG. NO. 333-239158)

UNDER

THE SECURITIES ACT OF 1933

ZOGENIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-5300780
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5959 Horton Street, Suite 500 Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Stephen J. Farr, Ph.D.

President and Chief Executive Officer

Zogenix, Inc.

5959 Horton Street, Suite 500

Emeryville, CA 94608

(Name and address of agent for service)

(510) 550-8300

(Telephone number, including area code, of agent for service)

Copies to:

J. D. Weinberg	Stephen J. Farr
Covington & Burling LLP	President
The New York Times Building	and Chief Executive Officer
620 Eighth Avenue	Zogenix, Inc.
New York, New York 10018	5959 Horton Street, Suite 500
(212) 841-1037	Emeryville, California 94608
(510) 550-8300

Approximate date of commencement of proposed sale to the public: Not applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment (the “Post-Effective Amendment”) relates to the following Registration Statements on Form S-3 (the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”) by Zogenix, Inc., a Delaware corporation (the “Registrant”):

•	Registration Statement on Form S-3 (No. 333-199957), filed with the SEC on November 6, 2014.

•	Registration Statement on Form S-3 (No. 333-239158), filed with the SEC on June 12, 2020.

The Registrant is filing this Post-Effective Amendment to the Registration Statements to deregister all securities that remain unsold under the above-referenced Registration Statements.

On March 7, 2022, pursuant to the terms of an Agreement and Plan of Merger, dated as of January 18, 2022 (the “Merger Agreement”), among UCB S.A., a société anonyme formed under the Laws of Belgium (“Parent”), Zinc Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (the “Merger Sub”) and the Registrant, Merger Sub merged with and into the Registrant, with the Registrant surviving the merger as an indirect wholly owned subsidiary of Parent (the “Merger”).

As a result of the Merger, the Registrant has terminated any and all offerings of its securities pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unissued at the termination of the offering, the Registrant hereby removes from registration all securities registered but unsold under such Registration Statements, if any, as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused the Post-Effective Amendment No. 1 to the Registration Statements on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California on March 7, 2022.

ZOGENIX, INC.

By:	/s/ Stephen J. Farr
Stephen J. Farr
President and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment to the Registration Statements, in reliance upon Rule 478 under the Securities Act of 1933, as amended.